UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

Structured Products Corp.

on behalf of

TIERS Principal-Protected Minimum Return Asset Backed Certificates

Trust Series Russell 2004-1

(Exact name of registrant as specified in its charter)

Delaware	001-31961	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

This current report on Form 8-K relates to an amendment (the "Omnibus Amendment") made on September 29, 2008, to the TIERS® Asset Backed Supplement Series Russell 2004-1 dated January 29, 2004 (the "Series Supplement"), and the related Swap Agreement (as defined in the Series Supplement), each relating to TIERS Principal-Protected Minimum Return Asset Backed Certificates Trust Series Russell 2004-1.

The Omnibus Amendment allows the Depositor (as defined in the Series Supplement) to defease certain obligations with respect to the Certificates (as defined in the Series Supplement), as further set forth therein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

1.

Omnibus Amendment, dated as of September 29, 2008, by and between Structured Products, Corp., a Delaware corporation, as Depositor, U.S. Bank National Association, Cayman Islands Branch, a company organized and existing under the laws of the United States of America, registered as a foreign company under Part IX of the Companies Law (2003 Revision) of the Cayman Islands and holding a bank and trust license pursuant to the Banks and Trust Companies Law (2003 Revision) of the Cayman Islands, as Trustee, and Citigroup Global Markets Holdings, Inc., a New York corporation, as Swap Counterparty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          By: /s/ Brian Clancy

                                                                                                           Name:    Brian Clancy

                                                                                                          Title:      Authorized Signatory

September 29, 2008

EXHIBIT INDEX

Exhibit	Page
Omnibus Amendment, dated as of September 29, 2008, by and between Structured Products, Corp., a Delaware corporation, as Depositor, U.S. Bank National Association, Cayman Islands Branch, a company organized and existing under the laws of the United States of America, registered as a foreign company under Part IX of the Companies Law (2003 Revision) of the Cayman Islands and holding a bank and trust license pursuant to the Banks and Trust Companies Law (2003 Revision) of the Cayman Islands, as Trustee, and Citigroup Global Markets Holdings, Inc., a New York corporation, as Swap Counterparty	5